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                                                                 EXHIBIT (11)(c)

[DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 42 to the reference to us under the heading "Independent Accountants" in this Registration Statement (No. 33-10327) on Form N-1A for the STATE STREET RESEARCH FINANCIAL TRUST.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
June 26, 2003